Exhibit 99.2

Q4 2021

Letter to

Shareholders

	FY2021	FY2020	FY2019
Total Revenue	$902M 49% Y/Y (42)% Y/2Y	$604M	$1,560M
Net Income / (Loss)	$(148)M	$(289)M	$126M
Adjusted EBITDA (1)	$100M	$(51)M	$438M

	Q4 2021	Q4 2020	Q4 2019
Revenue	$241M 108% Y/Y (28)% Y/2Y	$116M	$335M
Net Income / (Loss)	$(29)M	$(73)M	$15M
Adjusted EBITDA (1)	$29M	$(33)M	$92M
(1)
Consolidated adjusted EBITDA is a non-GAAP profit measure and is defined as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, intangible asset, and long-lived asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. See ”Use of Non-GAAP Financial Measures.”

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Letter to Shareholders

During 2021, we remained focused on long-term opportunities for Tripadvisor, launching new initiatives and enhancing our product sets. We successfully operated off a lower cost base, giving us further confidence in the flexibility that our model affords as we strive to balance our revenue growth opportunities against profit expansion. We exited the year well-positioned to capture our share of the returning travel market and to drive additional growth in emerging opportunities.

Full Year 2021 and Fourth Quarter Consolidated Financial Results

Full year revenue improved year over year and as a percent of 2019 levels. We generated $902 million in revenue, or 58% of 2019 levels. Our Hotels, Media and Platform (HM&P) segment revenue grew 52% year over year to $549 million, and reached 58% of 2019 levels. Revenue in the Experiences and Dining (E&D) segment grew 65% to $307 million, and reached 67% of 2019 levels. Other revenue was $46 million in fiscal 2021, which was 28% of 2019 levels.

In Q4 2021, consolidated revenue was flat with the prior quarter as a percent of 2019 levels, and in-line with expectations that we communicated in early December. Total revenue was $241 million, representing year over year growth of 108%, or 72% of the 2019 levels. Revenue reflected mixed trends across our segments, HM&P and E&D. In HM&P, revenue was $133 million, reflecting year over year growth of 80%, and as a percent of 2019 levels, stepped down to 69% from 72% in Q3 2021. E&D revenue of $98 million in Q4 reflected year over year growth of 172%, accelerating to 90% of 2019 levels, from 81% in Q3 2021. Other revenue in Q4 was $10 million.

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During the quarter, consolidated revenue as a percent of 2019’s comparable period peaked in November, but stepped down in December. The December step-down was most pronounced in our Dining business, with incremental step-downs also in our hotel auction and Experiences, driven by Omicron.

Net loss for the full year 2021 was $148 million, compared to a net loss of $289 million in fiscal 2020, driven by improved revenue and fixed cost management. In Q4 2021, net loss was $29 million, an improvement from a net loss of $73 million in Q4 2020, driven primarily by revenue improvement.

Consolidated adjusted EBITDA for the full year 2021 was $100 million, or 11% of revenue as compared to an adjusted EBITDA loss of $51 million in 2020, driven primarily by an increase in revenue and a lower fixed cost base.

In Q4 2021, adjusted EBITDA was $29 million, or 12% of revenue, as compared to an adjusted EBITDA loss of $33 million in the same period a year ago, and in-line with expectations expressed in early December.

We exited the year with ample liquidity. As of December 31, 2021, we had $723 million in cash and cash equivalents.

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Traffic trends- monthly unique users stepped down slightly. Overall average monthly unique users on Tripadvisor-branded websites, a leading indicator of consumer travel demand, in Q4 were approximately 73% of 2019’s comparable period, down slightly from 76% in Q3 2021, and impacted by Omicron.

Average Monthly Unique Users as % of 2019
(per Tripadvisor log files)
55%
70%
76%
73%
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Taking Stock of Our Business

A lot has happened since this time two years ago, when the world was largely unaware of a pandemic that would make unprecedented changes to our way of life, the global economy, and the global travel industry. As the Tripadvisor business continues to progress, and at an inflection point of senior leadership change, we believe it helpful and appropriate to provide a more thorough retrospective and an assessment of where we stand in our corporate strategy, as well as a review of our market position and outlook by reporting segment.

Corporate Strategy and Value Creation Framework

Tripadvisor remains a highly influential travel brand, with massive online traveler, partner, and supplier reach. We have a unique position in the global travel ecosystem of trusted and highly sought after user-generated content that instills traveler confidence. In fact, we recently reached over a billion reviews and opinions, which is a remarkable milestone and a testament to our reach. The community of travelers that author these reviews is what makes our travel guidance so valuable, so trustworthy, and therefore so difficult for other sites to replicate. We are immensely proud of how many trips we help guide each year, driven by rich content in lengthy reviews, millions of candid photos

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that tell a story in every language, and millions more amazing tips and advice written about iconic landmarks and tiny establishments alike, all over the world.

Our core strategy for the Tripadvisor brand is to continue to enhance our value proposition of providing unique guidance to our global traveler base and to expand the reach our platform provides to our global partners and suppliers. This hasn’t changed in the pandemic–if anything, the pandemic has reinforced our resolve to continue to execute against this core strategy.

As part of our commitment to this strategy, we launched Tripadvisor Plus in 2021 with the ambition to offer compelling discounts and perks on travel products to subscription-paying travelers. We continue to believe that direct-to-consumer offerings (and, in particular, subscriptions) remain an attractive growth opportunity for Tripadvisor. This belief is predicated on both the increasingly prevalent consumer adoption of subscriptions, as well as our trusted brand position within travel. Although we have not made as much progress on Tripadvisor Plus as we expected, we are determined to build upon the foundations we established in 2021 and continue to iterate and innovate on the product and positioning with the goal of creating a consumer subscription business at scale.

With the foundational elements of Plus now established, and the steady demand recovery we are observing in our core business, we plan to focus more of our resources towards opportunities we see in our core hotel and media offerings, as well as Experiences and Dining. We believe we will be well-positioned to achieve profitable growth by leveraging our core competitive strengths as travel demand continues to recover and starts to grow again from pre-pandemic levels.

Outside of our core hotel and media offerings, we are increasingly focused on scaling our two pure-play marketplace businesses, Viator and TheFork, to better position them for growth and market share gains in the attractive markets in which they operate. Both Viator and TheFork have recovered strongly since the trough of the pandemic, and are largely independently staffed and operated businesses that are successfully penetrating large and fast growing markets by leveraging their strong brand, differentiated offerings, and unique competitive position within their respective markets.

As we look ahead to 2022 and beyond, our conviction in the opportunity for these businesses to become scaled category leaders could not be stronger. Last quarter, we shared our intent to better crystallize the value of these businesses within Tripadvisor, which included more separately capitalizing them in order to continue capturing market share and establish scaled leadership positions that provide attractive longer-term returns.

In particular, we are continuing to evaluate opportunities related to Viator that will allow us to better illustrate the strategic value we see in this asset. This includes evaluating opportunities with industry participants as well as independent opportunities, including a potential sub-IPO, which would involve selling a minority stake of the Viator business to the public market. As such, we recently submitted a confidential draft S-1 registration statement with the U.S. Securities and Exchange Commission related to its proposed initial public offering of Viator. The proposed offering is subject to, among other things, completion of the SEC review process, as well as Tripadvisor’s ongoing assessment of other strategic options, market conditions, and other factors(1).

In parallel, we are also assessing options to drive value recognition at TheFork, although those plans are less developed at this juncture. While these plans are under assessment, in the meantime, we are evaluating a change to our segment reporting at the end of Q1 to more clearly break out Viator and TheFork as stand-alone businesses within our portfolio.

The travel market has consistently proven to be dynamic and receptive to innovation and is primed for growth as we emerge from the pandemic. We have included the following updates on the state of our business to further highlight our optimism for Tripadvisor’s next phase of growth in 2022 and beyond.

(1) There can be no assurance that the confidential submission of a draft registration statement on Form S-1 will result in any transaction or other action by Tripadvisor. Tripadvisor does not intend to comment on or provide updates regarding these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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Hotel, Media & Platform (HM&P) Segment

Included in this segment is revenue from our Tripadvisor branded hotels as well as our display and platform revenue.

In 2021, we saw a healthy recovery in our HM&P segment, reaching 58% of 2019 levels for the year. Recovery was steady in the first three quarters of the year, but the comparison to 2019 flattened in Q4, which we believe was due to the emergence of the Omicron variant late in the quarter. Although we have seen strong performance in pockets of HM&P (most notably U.S. domestic hotel auction revenue), other areas have lagged. International travel, and in particular inter-continental travel, has been slow to recover. Moreover, we have seen a slower return to our more upper-funnel marketing products aimed at hotels, such as subscriptions, sponsored placements and display-based marketing.

Total HM&P Revenue ($M)
$939
$160
$779
$361
$69
$292
$549
$97
$452
FY2019
FY2020
FY2021
Display & Platform
Tripadvisor Branded Hotels

We do not believe our recovery path in 2021 reflects any changes in our competitive position; we note for instance that CPC pricing levels in our hotel auction have remained strong (even stronger than 2019 in the U.S. at points in 2021). As the market continues to recover, we expect that we will benefit from the return to international travel and upper-funnel marketing–two historic strengths of our business.

Turning to expenses (see “Key Business Metrics & Definitions” at the end of the document for definition of expenses used in these paragraphs), of the total company fixed & discretionary cost reductions of approximately $240 million from 2019, we reduced HM&P fixed & discretionary costs by close to $100 million in 2021 vs 2019. In 2022, we expect to increase expenses marginally from 2021 due to wage and other inflationary pressures, and selected

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investments in our sales force and other areas. However, we anticipate that our fixed expense as a percent of revenue will be lower than in 2021 as we expect revenue growth in 2022 to exceed growth in these expenses.

Turning to variable marketing expenses, in 2021 we saw a more favorable hotel auction environment than in 2020, and were able to spend more on paid traffic at a positive ROI. Our objective in 2022 in paid marketing remains near-term profit maximization, and we expect variable expense as a percent of revenue to come down slightly from 2021, though less so relative to our fixed cost trend.

We believe that by maintaining the vast majority of the fixed cost expense reductions achieved in 2020, we have made a structural and long-term improvement to our adjusted EBITDA margin profile in HM&P.

HM&P Expense* as % of Revenue
20%
40%
20%
76%
28%
52%
FY2019
FY2020
FY2021
Variable Expense
Fixed Expense

*For definition of expenses, fixed and variable, see “Key Business Metrics & Definitions” at the end of this document.

Tripadvisor Branded Hotels

In 2021, revenue from Tripadvisor Branded Hotels totaled $452 million. The majority of this revenue stream comes from hotel auction revenue, with the remaining portion related to the other Tripadvisor branded hotel services, which includes hotel B2B subscription services, and hotel sponsored placement advertising that enable hotels to enhance their visibility on Tripadvisor hotel pages. The return to 2019 levels varied between the two revenue streams throughout most of fiscal 2021.

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Hotel Auction

For the full year 2021, hotel auction revenue reached 58% of 2019 revenue, up significantly from 32% in 2020. Quarterly trends showed improvement for most of the year–we started the year with Q1 at 31% of 2019 levels, but exited in Q4 at approximately 68% of 2019 levels. Throughout 2021, Europe and R.O.W. hotel auction revenue was slower to recover than in the U.S., but across all regions, we saw positive momentum for most of the year. However, headwinds resurfaced with the Omicron variant late in Q4. As a result, in both the U.S. and Europe, auction revenue in Q4 stepped down from Q3, with a more pronounced step-down in Europe in December than in other geographies. R.O.W., which throughout the year recovered the slowest relative to the U.S. and Europe, improved slightly from last quarter, reflecting gradual recovery of travel in certain countries in that region.

During 2021, as travel partners such as OTAs, hotel chains, and aggregators advertised in-line with the return of travel, hotel auction revenue benefitted, particularly in the second half. Travel restrictions through the first half of the year drove the lag in the return of European travel, but relative to that, picked up as we exited the year. In addition, in the first half of the year, our auction CPC improvements were not as pronounced given the strength of CPCs in 1H 2019, making for a tough comparison; however, for much of 2H, CPCs in our U.S. hotel auction in particular were above 2019 levels.

As travel demand has returned, we have seen a lift in variable marketing spend as a percent of revenue in our hotel auction vs 2019, which is due to robust auction pricing dynamics. Relative strength in CPC pricing has allowed us to increase spend in marketing channels at a profitable ROAS (return on ad spend), while our free traffic has been recovering more slowly. We expect revenue from free traffic to improve disproportionately in 2022 as the travel market recovers further this year.

Hotel Auction Revenue as a % of 2019

31%
63%
76%
68%
Q1 2021
Q2 2021
Q3 2021
Q4 2021

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Other Tripadvisor Branded Hotel Revenue

For the full year 2021, other revenue in this category, which is primarily B2B revenue, reached 58% of 2019 levels. In this revenue stream, 2021 started stronger than the overall business as a percent of 2019 revenue given the steadier nature of the B2B subscription model. However, as the year progressed, the return to 2019 levels lagged the overall business as we saw a mix of both slower new sign-ups and churn in existing customers. We believe this was due to the continued uncertainty in the travel market driving more hesitancy from customers as they made spend decisions. This was also an area of the business in which we under-indexed on resources in the year, something we will rectify in 2022.

Tripadvisor Plus

In 2021, we did not achieve the near-term lift off we had hoped for with Plus. For most of the year, we were in the launch phase of our original version based on an instant savings model and pivoted late in the year to beta-launch another iteration, Vacation Funds. As we approached year end, conversions were not at the level we targeted for full roll-out.

Our 2022 plan assumes continued investment in Plus, at levels scaled appropriately as we find the right product and market fit. We strongly believe in the attractiveness of the offering, and its potential to drive value in the future, but recognize that growth will likely be more gradual.

Display and Platform

In 2021, revenue from Display and Platform totaled $97 million, an increase of 41% year over year, and reached 60% of 2019 levels. On a quarterly basis, the trends in this revenue stream mirrored the trend in the overall HM&P segment as a percent of 2019 revenue.

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In 2021, we saw traffic volumes pick up from the 2020 nadir, but still only to approximately two-thirds of 2019 levels. As travel came back, and advertisers returned to spending in this relatively upper funnel marketing channel, we saw improvements throughout the year.

In fiscal 2022, we will be focused on leveraging our data to drive monetization and support client expansion, and driving more targeted impressions, in particular during our peak traffic periods.

Experiences & Dining (E&D) Segment

Included in this segment is revenue from our Experiences offering, which includes revenue generated from the booking of tours, attractions and activities, as well as our Dining offering, which includes revenue generated from products targeting restaurants and diners, primarily restaurant seating fees via our online reservation system, as well as subscription-based marketing and analytical tools, and sponsored advertising.

Experiences & Dining has experienced the strongest recovery within our portfolio in 2021, and reached approximately 90% of 2019 levels in the fourth quarter, despite significant negative impact from Covid for both Experiences and Dining. We expect this segment to continue its recovery path in 2022 and are confident that we can reach revenue well above 2019 for full year 2022.

E&D Revenue
$456
$168
$288
$186
$131
$55
$307
$124
$183
FY2019
FY2020
FY2021
Dining ($M)
Experiences ($M)

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Our fixed and discretionary costs were substantially lower in 2021 than in 2019 by about $90 million. In our Experiences offering we have significantly expanded our variable spend as a percent of revenue versus 2019. As we saw the market recover much more strongly than we anticipated, we leaned further into our estimated lifetime value of an acquired customer, extending our payback period. Together with improved execution and a favorable market backdrop, we were able to significantly scale our paid marketing program. By its nature, we believe this will provide a tailwind in 2022 from repeat customer cohorts.

E&D Expense* as % of Revenue
38%
61%
24%
118%
51%
61%
FY2019
FY2020
FY2021
Variable Expense
Fixed Expense

*For definition of expenses, fixed and variable, see “Key Business Metrics & Definitions” at the end of this document.

We are bolstered by the success and the strategic outlook of our E&D segment, and believe there is an opportunity to further invest behind the future potential for these offerings. At this stage in the pandemic we think now is the time to play offense with Viator and TheFork. As such, in 2022, we anticipate re-investing the majority of fixed cost savings made within E&D since 2019 back into the segment through long-term investments in product, supply, and technology capabilities. We aim to increase our geographic reach, improve and expand our product offerings, and drive loyalty of our customer base with these investments.

We note that we are investing for growth and competitive positioning in E&D, and as a result, are choosing to delay significant margin realization. We believe long term we can reach adjusted EBITDA margins of at least mid-to high- 20s in this segment.

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Experiences ($183M of revenue in 2021)

Our Experiences offering is a combination of revenue derived from our Viator brand, Tripadvisor-generated traffic, and third parties. Of the $183 million in 2021 Experiences revenue, the Viator point of sale drove the majority of this revenue. Revenue increased sharply as a percent of 2019 revenue in the second half of the year, exiting at close to 2019 levels.

Experiences Revenue ($M)
$288
$55
$183
FY2019
FY2020
FY2021

Experiences as % of 2019 Revenue
27%
47%
75%
96%
Q1 2021
Q2 2021
Q3 2021
Q4 2021

During 2021, we made substantial progress solidifying the value proposition in our Experiences business, the foundation of which is the Viator platform. For customers, we’ve improved the quality of their experience on the Viator platform with supplier trust and quality standards, booking and payments flexibility, and access to customer service across a large and growing base of suppliers. We enhanced the supplier experience through improved support, marketing programs and distribution. One example is the launch of a new advertising product, Viator Accelerate, which helps suppliers increase their visibility on the platform through targeted advertising, ultimately with the goal of increasing bookings and reach.

From a bookings level, by Q4 we surpassed 2019 levels. We did observe higher cancellation rates than in 2019, in particular during periods of Covid resurgence, such as late summer with Delta and December with Omicron.

Our investment to date is paying off. Our Viator point of sale has been the biggest driver of the strong performance in revenue and bookings across the entire Experiences business. In particular, as travel returned in the second half of 2021, we saw an opportunity to drive strong growth in the Viator business, and invested significantly in marketing given the favorable customer acquisition economics and large market opportunity in front of us.

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As we look to 2022, we expect to fortify our position as a leading marketplace that joins suppliers with consumers. We will continue to innovate on additional product attributes, expanding our footprint with partners, and overall, capture more share in a very large, growing, and under penetrated market.

Dining ($124M of revenue in 2021)

For the full year, revenue in Dining reached 74% of 2019 levels. We note that the full year decline of 5% was driven by the Q1 tougher year over year comparison, whereas the combined Q2-Q4 revenue increased 29% compared to the same period a year ago.

Dining Revenue ($M)
$168
$131
$124
FY2019
FY2020
FY2021

Of the 2021 revenue contributors in Dining, TheFork generated the majority of total dining revenue. We started the year well below 2019 levels, but saw a very strong pick-up, in particular in Q2 and Q3, as reopenings occurred in E.U. markets. In the last month of Q4, and across both TheFork and Tripadvisor restaurants, Omicron-related restrictions began to impact the trajectory toward 2019 levels.

As we look to 2022, across Dining, we expect to focus on staffing up our sales teams to fortify our base of restaurants and to continue to deliver value to both customers and restaurants through innovative products such as payments capabilities. We are the leader in key European markets, and believe we have a long runway ahead of us.

Other Businesses

Other revenue is derived from adjacent offerings, including rentals, flights and cars, and cruise.

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Revenue for the full year 2021 in Other was $46 million, reflecting a year over year decline of 19%. The decline was driven by a tougher year over year Q1 comparison. For the combined periods Q2 through Q4, revenue grew 28% year over year. A large driver of this performance relative to 2019 relates to the sale of our SmarterTravel business and the contribution of our Tripadvisor China assets in the formation of a joint venture with Trip.com in 2019, which combined, resulted in approximately $50 million of revenue from 2019 that did not return in 2021, nor will in the future.

Adjusted EBITDA in 2021 for Other was $25 million compared to $15 million in the prior year. This increase in adjusted EBITDA is primarily the result of significantly lower fixed and variable costs, which more than offset the lower revenue year over year.

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Other Expense* as % of Revenue
27%
40%
30%
44%
29%
16%
FY2019
FY2020
FY2021
Variable Expense
Fixed Expense

*For definition of expenses, fixed and variable, see “Key Business Metrics & Definitions” at the end of this document.

Even on the lower revenue, our Other businesses remain highly profitable, which we will continue to use to fund other higher-growth, larger opportunity areas of the business in both HM&P and E&D.

Outlook

(As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.)

While we continue to have limited visibility to the travel market recovery in 2022, we expect it to be a year of continued transition back to full recovery. We see many reasons to be optimistic about a much stronger 2022 compared to 2021:

•
The overall recovery path has been on a positive trend, and we exited 2021 significantly improved from the start of the year.
•
The vaccination rates in most markets important to Tripadvisor have increased to significant levels.
•
Omicron is receding in the U.S. and Europe, while governments are reducing Covid restrictions.
•
We believe there is significant pent-up demand in travel.
•
The return to International travel and travel that is planned in advance, two strong suits of Tripadvisor, is likely to benefit us.

Given this, we expect our recovery to track broadly to improvements in the travel market, but better in some areas, such as E&D, while in others, such as our Other revenue line, recovery will track slower than overall. While our revenue expectations for the year could be impacted by new variants of Covid or other lingering Covid travel impacts, we could also see upside to our plan if Covid moves to the rear-view mirror faster and we see a robust travel recovery. Our high-level framework for 2022 is as follows:

•
We are bullish about travel prospects in 2022. We expect to see a continuation of the return to relatively normal levels of leisure travel spend, with the potential of a release of pent-up travel demand beyond normal levels. Although the start of the year has been impacted by Omicron, we assume a progressive return to pre-pandemic levels of the leisure travel market at some point later this year.
•
In HM&P we expect our adjusted EBITDA margin to improve meaningfully versus 2021, by adding only modestly to our fixed and discretionary costs. We expect lower variable expense as a percent of revenue versus 2021, although for the whole year, variable expense as a percent of revenue will still be higher than in 2019 as the business recovers.

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•
In Experiences & Dining we expect to invest in fixed and discretionary costs to fund aggressive multi-year growth plans, although as a percent of revenue the cost is expected to be lower than in 2021. We are also continuing our investment in longer term ROI marketing, with variable cost as a percent of revenue likely to be similar to 2021. With high revenue growth rates versus 2021 and absolute revenue expected well above 2019, we expect these cost trends to result in improving EBITDA margin vs 2021, but likely below 2019 margin levels as we continue to focus on growth over near term profitability.
•
Given the travel market improvement trajectory, we expect consolidated adjusted EBITDA to be back-end weighted.

At the start of the year, we saw an impact from the Omicron variant, but more recently have seen signs of improvements–and while still early, we are hopeful these trends continue. Given this, for Q1 2022, we expect:

•
Consolidated revenue to be in line with Q4 2021, likely a bit higher.
•
Adjusted EBITDA margin of mid-to-high single digit percentage, lower than Q4 due primarily to typical seasonally lower recognition of revenue versus bookings and its associated marketing spend in Experiences in Q1, and an expense benefit in Q4 that we don’t expect to repeat in Q1.

As we start the new year, we believe we are taking the right approach in balancing growth and investment across our businesses and the different opportunities and challenges each face. We’ve seen the trends in travel over the last 24 months move in the right direction and we are optimistic that we are at the beginning of the end of this uncertain period, and that we are positioning ourselves for a long runway ahead. We look forward to continuing to update you in the coming months.

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Earnings Webcast

Tripadvisor management will host a conference call to discuss results as well as forward-looking information at 8:30 a.m. ET on February 17, 2022. The link to the live webcast, as well as the audio replay, will be made available on Tripadvisor’s Investor Relations website at http://ir.tripadvisor.com.

A replay of the conference call will be available on the same website. A telephonic replay will be available for two weeks following the call at (855) 859-2056; passcode 6648519.

Investor relations contact

ir@tripadvisor.com

Media contact

uspr@tripadvisor.com

Forward-Looking Statements

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form

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10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

These prepared remarks may include references to non-GAAP measures, such as consolidated adjusted EBITDA (including forecasted consolidated adjusted EBITDA), consolidated adjusted EBITDA margin, free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earnings press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on February 16, 2022, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics & Definitions

We review a number of metrics, including average monthly unique users , hotel shoppers, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.

Variable expense primarily includes costs related to revenue generation, as well as traffic generation costs.

Fixed & discretionary expense primarily includes all other expenses such as compensation costs (including outsourced services), broadcast advertising, G&A and other discretionary costs, not including depreciation,

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amortization, restructuring and other related reorganization costs, stock-based compensation, interest expense, or income taxes.

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